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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 21549

                                   FORM 10-K/A
                                (AMENDMENT NO. 1)

   /X/          ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
            THE SECURITIES AND EXCHANGE ACT OF 1934 (NO FEE REQUIRED)
                     For fiscal year ended December 31, 2000
                                       OR
   / /      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES AND EXCHANGE ACT OF 1934 (NO FEE REQUIRED)
               For transition period from __________ to __________

                         Commission File Number 0-21878

                              MNB BANCSHARES, INC.
                              --------------------
             (Exact name of Registrant as specified in its charter)

DELAWARE                                               48-1120026
--------                                               ----------
(State or other jurisdiction             (I.R.S. Employer Identification Number)
of incorporation or organization)

                 800 POYNTZ AVENUE, MANHATTAN, KANSAS     66505
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (785) 565-2000
                                 --------------
              (Registrant's telephone number, including area code)

           SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                    Name of Each Exchange
     Title of Each Class                             on which Registered
     -------------------                             -------------------
           None                                              None

           SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                         PREFERRED SHARE PURCHASE RIGHTS
                               (Title of Classes)

         Indicate by check mark whether the Registrant (1) has filed all reports to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No ___

         Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this 10-K or any amendment to this form 10-K. [X]

         The aggregate market value of voting common stock of Registrant held by non-affiliates as of August 13, 2001 was $8,222,322.* At August 13, 2001, the total number of shares of common stock outstanding was 1,563,905.

* Based on the last reported price of actual transactions in Registrant's common stock on August 13, 2001, and reports of beneficial ownership prepared by all directors, executive officers and beneficial owners of more than 5% of the outstanding shares of common stock of Registrant; however, such determination of shares owned by affiliates does not constitute an admission of affiliate status or beneficial interest in shares of common stock of Registrant.

                      DOCUMENTS INCORPORATED BY REFERENCE:

         Portions of the 2000 Annual Report to Stockholders for the fiscal year ended December 31, 2000, are incorporated by reference into Parts I and II hereof, to the extent indicated herein. Portions of the Proxy Statement for the Annual Meeting of Stockholders to be held May 23, 2001, are incorporated by reference in Part III hereof, to the extent indicated herein.


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                             AMENDMENT TO FORM 10-K

         The Registrant hereby amends its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 to amend and restate, in its entirety, the Independent Auditor's Report to disclose the city and state where it was issued. In addition, the Registrant has attached an updated consent of the independent auditor as exhibit 23.1.

         The Independent Auditors' Report should read as follows:

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
MNB Bancshares, Inc.:

We have audited the accompanying consolidated balance sheets of MNB Bancshares, Inc. and subsidiaries (the Company) as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/  KPMG LLP

Kansas City, Missouri
February 2, 2001

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                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

    MNB BANCSHARES, INC.
         (Registrant)

    By: /s/ Patrick L. Alexander                  By: /s/ Mark A. Herpich
        -------------------------------------         -----------------------
        Patrick L. Alexander                          Mark A. Herpich
        President and Chief Executive Officer         Principal Financial and
                                                      Accounting Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                                                                     TITLE
                                                                              President,  Chief Executive Officer and
/s/ Patrick L. Alexander                         August 16, 2001              Director
-------------------------------------------      -----------------------
Patrick L. Alexander                                      Date

/s/ Brent A. Bowman                              August 16, 2001              Chairman of the Board
-------------------------------------------      -----------------------
Brent A. Bowman                                           Date
                                                                              Director
-------------------------------------------      -----------------------
Joseph L. Downey                                          Date
                                                                              Director
-------------------------------------------      -----------------------
Vernon C. Larson                                          Date

/s/ Jerry R. Pettle                              August 16, 2001              Director
-------------------------------------------      -----------------------
Jerry R. Pettle                                           Date

/s/ Susan E. Roepke                              August 16, 2001              Director
-------------------------------------------      -----------------------
Susan E. Roepke                                           Date

/s/ Donald Wissman                               August 16, 2001              Director
-------------------------------------------      -----------------------
Donald J. Wissman                                         Date


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                                  EXHIBIT INDEX

Exhibit 23.1               Consent of KPMG LLP


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                                                                   EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
MNB Bancshares, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-51710) on Form S-8 of MNB Bancshares, Inc. of our report, dated February 2, 2001, relating to the consolidated balance sheets of MNB Bancshares, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K/A of MNB Bancshares, Inc.

/s/  KPMG LLP

Kansas City, Missouri
August 16, 2001